Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

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IN RE KLDISCOVERY INC.	)	C.A. No. 2023-	0194-LWW
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ORDER UNDER 8 DEL. C. § 205

WHEREAS, on December 19, 2019, KLDiscovery Inc. (“KLD”) filed its Second Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State;

WHEREAS, from time to time on or after December 19, 2019 through, the date of this Order, the Company has issued shares of its capital stock, and other securities convertible into or exercisable for shares of its capital stock, in reliance on the Charter;

WHEREAS, on February 16, 2023, KLD filed with this Court a Verified Petition for Relief Under 8 Del. C. § 205 (the “Petition”); and

WHEREAS, the Court, having considered the factors in 8 Del. C.§ 205(d), and for good cause shown,

IT IS HEREBY ORDERED, this 14th day of March, 2023, that, under 8 Del. C. § 205:

1.
The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on December 19, 2019, and all amendments effected thereby.
2.
The Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Charter are hereby validated and declared effective, each as of the original issuance dates.

/s/ Lori W. Will

Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action
Judge:	Lori W. Will
File & Serve Transaction ID:	69146294
Current Date:	Mar 14, 2023
Case Number:	2023-0194-LWW
Case Name:	In re KLDiscovery Inc.
Court Authorizer:	Lori W. Will
Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will